                                                                    Exhibit 99.3
                                                                    ------- ----


                         UNAUDITED PRO FORMA CONDENSED
                         COMBINED FINANCIAL STATEMENTS

     The Unaudited Pro Forma Condensed Combined Financial Statements (the "Pro Forma Financial Statements") should be read in conjunction with the Consolidated Financial Statements of United Natural and Stow appearing elsewhere in this Proxy Statement. The Pro Forma Financial Statements are presented for comparative purposes only and are not intended to be indicative of actual results had the transactions occurred as of the dates indicated above or of results which may be attained in the future.

     The Pro Forma Balance Sheet combines United Natural's April 30, 1997 consolidated balance sheet with Stow's April 25, 1997 consolidated balance sheet appearing elsewhere herein. Pursuant to the terms of the Merger, holders of Stow Common Stock will be entitled to receive 2,880.18 shares of United Natural Common Stock for each share of Stow Common Stock, subject to adjustment. The following Pro Forma Statements of Income for the fiscal years ended October 31, 1994 and 1995 and the nine months ended July 31, 1996 and April 30, 1997 illustrate the effect of the Merger as if the Merger had occurred as of the beginning of the earliest period presented. The Pro Forma Statements of Income combine United Natural's historical results for each of the fiscal years ended October 31, 1994 and 1995 and each of the nine months ended July 31, 1996 and April 30, 1997 with the corresponding Stow results for each of the fiscal years ended December 31, 1994 and 1995 and each of the nine months ended September 27, 1996 and April 25, 1997, respectively.

              Unaudited Pro Forma Condensed Combined Balance Sheet
                                 April 30, 1997
                                 (in thousands)


                                                 Historical
                                          -------------------------------      Pro Forma             Pro  Forma
                                          United Natural        Stow           Adjustments/1/        Combined
                                          ---------------     -----------      ----------------      ----------
Assets
Cash                                            $     21       $   543         $                     $    564
Accounts receivable, net allowance                30,455        14,980                                 45,435
Notes receivable, trade                              675             -                                    675
Inventories                                       48,619        27,429                   475/3/        76,523
Prepaid expenses                                   1,794           613                                  2,407
Deferred income taxes                              1,003            --                                  1,003
                                          ---------------     -----------      ----------------      ----------
   Total current assets                           82,567        43,565                   475          126,607
Property & equipment, net                         20,511        12,049                                 32,560
Goodwill, net                                      7,627            --                                  7,627
Other, net                                         2,319           521                                  2,840
                                          ---------------     -----------      ----------------      ----------
   Total Assets                                 $113,024       $56,135         $         475         $169,634
                                          ===============     ===========      ================      ==========
Liabilities
Notes payable                                   $ 15,525       $ 1,520         $                     $ 17,045
Accounts payable                                  19,382        15,885                                 35,267
Accrued expenses                                   7,911         2,240                                 10,151
                                          ---------------     -----------      ----------------      ----------
   Total current liabilities                      42,818        19,645                                 62,463
Long-term debt                                     9,770        25,586                                 35,356
Long-term liabilities                              1,103           295                   190/3/         1,588
Notes payable to
officers/stockholders                                 --         6,043                (6,043)/4/           --
Common stock                                         124             2                    --              126
Additional paid-in-capital                        40,056           300                10,307/4,7/      50,663
Other equity                                      (2,995)            -                                 (2,995)
Retained earnings                                 22,148         4,264                (3,979)/3,7/     22,433
                                          ---------------     -----------      ----------------      ----------
   Total stockholders' equity                     59,333         4,566                 6,328           70,227
                                          ---------------     -----------      ----------------      ----------
   Total liabilities and stockholders'
   equity                                       $113,024       $56,135         $         475         $169,634
                                          ===============     ===========      ================      ==========

        Unaudited Pro Forma Condensed Combined Statement of Operations
                  For the Fiscal Year Ended October 31, 1994
                (In thousands, except share and per share data)

                                                    Historical
                                          -------------------------------         Pro Forma         Pro  Forma
                                          United Natural        Stow/1/          Adjustments         Combined
                                          ---------------     -----------      ----------------    ------------
Net sales                                       $200,616         $159,265                $  --         $359,881
Cost of sales                                    156,498          129,295                 (454)/3/      285,339
                                          ---------------     -----------      ----------------    ------------
Gross profit                                      44,118           29,970                  454           74,542
Operating expenses                                36,733           28,885                   --           65,618
                                          ---------------     -----------      ----------------    ------------
Operating income                                   7,385            1,085                  454            8,924
Interest and other expense                         2,397            1,768                   --            4,165
                                          ---------------     -----------      ----------------    ------------
Income (loss) before income
 taxes                                             4,988             (683)                 454            4,759
Income taxes                                       1,971               51                 (143)/5/        1,879
                                          ---------------     -----------      ----------------    ------------
Net income (loss)                                 $3,017            $(734)                $597           $2,880
                                          ===============     ===========      ================    ============
Net income (loss) per share/2/                     $0.30                                                  $0.19
                                          ===============     ===========      ================    ============
Weighted average shares of
 common
    stock and common stock
    equivalents/2/                            10,094,036            1,698            5,000,000       15,094,036

        Unaudited Pro Forma Condensed Combined Statement of Operations
                  For the Fiscal Year Ended October 31, 1995
                (In thousands, except share and per share data)

                                                     Historical
                                          -------------------------------       Pro Forma           Pro  Forma
                                          United Natural        Stow/1/        Adjustments           Combined
                                          ---------------     -----------      ----------------    ------------
Net sales                                       $283,323         $175,526                $  --         $458,849
Cost of sales                                    223,482          140,594                 (319)/3/      363,757
                                          ---------------     -----------      ----------------    ------------
Gross profit                                      59,841           34,932                  319           95,092
Operating expenses                                51,079           32,702                   --           83,781
                                          ---------------     -----------      ----------------    ------------
Operating income                                   8,762            2,230                  319           11,311
Interest and other expense                         3,230            2,312                   --            5,542
                                          ---------------     -----------      ----------------    ------------
Income (loss) before income
 taxes                                             5,532              (82)                 319            5,769
Income taxes                                       2,929               24                  (71)/5/        3,024
                                          ---------------     -----------      ----------------    ------------
Net income (loss)                                 $2,603            $(106)                $248           $2,745
                                          ===============     ===========      ================    ============
Net income (loss) per share/2/                     $0.26                                                  $0.18
                                          ===============     ===========      ================    ============
Weighted average shares of
 common
    stock and common stock
    equivalents/2/                            10,148,374            1,698            5,000,000       15,148,374

         Unaudited Pro Forma Condensed Combined Statement of Operations
                    For the Nine Months Ended July 31, 1996
                (In thousands, except share and per share data)

                                                     Historical
                                          -------------------------------       Pro Forma            Pro Forma
                                          United Natural        Stow/1/        Adjustments           Combined
                                          ---------------     -----------      -----------         ------------
Net sales                                        $286,448        $153,394       $       --             $439,842
Cost of sales                                     226,482         123,273          (33)/3/              349,722
                                          ---------------     -----------      -----------         ------------
Gross profit                                       59,966          30,121               33               90,120
Operating expenses                                 49,357          26,903               --               76,260
Operating income                                   10,609           3,218               33               13,860
                                          ---------------     -----------      -----------         ------------
Interest and other expense                          3,806           1,721               --                5,527
Income before income taxes                          6,803           1,497               33                8,333
                                          ---------------     -----------      -----------         ------------
Income taxes                                        2,778             105           507/5/                3,390
Net income                                         $4,025          $1,392       $     (474)              $4,943
                                          ---------------     -----------      -----------         ------------
Net income per share/2/                             $0.40                                                 $0.33
                                          ===============     ===========      ===========         ============
Supplemental pro forma
   adjustment to
   compensation expense:

   Contractual reduction to
   be made in officers'
   salaries/6/                                                                                            1,700

Related income taxes                                                                                       (680)
                                                                                                   ------------
Supplemental pro forma net
   income after contractual
   reduction to be made in
   officers' salaries/6/                                                                                 $5,963
                                                                                                   ============
Supplemental pro forma net
   income per share after
   contractual reduction to
   be made in officers'
   salaries/2,6/                                       --              --                                 $0.39
                                                                                                   ============
Weighted average shares of
   common stock and common
   stock equivalents/2/                        10,143,809           1,698        5,000,000           15,143,809

         Unaudited Pro Forma Condensed Combined Statement of Operations
                    For the Nine Months Ended April 30, 1997
                (In thousands, except share and per share data)

                                                     Historical
                                          -------------------------------       Pro Forma           Pro Forma
                                          United Natural        Stow/1/        Adjustments          Combined
                                          ---------------     -----------      -----------         -----------
Net sales                                        $311,038        $154,920       $       --           $465,958
Cost of sales                                     246,622         125,963          (30)/3/            372,555
                                          ---------------     -----------      -----------         ----------
Gross profit                                       64,416          28,957               30             93,403
Operating expenses                                 50,997          26,525               --             77,522
                                          ---------------     -----------      -----------         ----------
Operating income                                   13,419           2,432               30             15,881
Interest and other expense                          2,361           1,914                               4,275
                                          ---------------     -----------      -----------         ----------
Income before income taxes and
  extraordinary item                               11,058             518               30             11,606
Income taxes                                        4,606              35           184/5/              4,825
                                          ---------------     -----------      -----------         ----------
Income before extraordinary
 item                                            $  6,452        $    483       $     (154)          $  6,781
                                          ===============     ===========      ===========         ==========
Income per share of common
stock
       before extraordinary item/2/              $   0.57                                            $   0.42
                                          ===============                                          ==========
Supplemental pro forma
 adjustment
   to compensation expense:
   Contractual reduction to
    be made in officers'
    salaries/6/                                                                                         2,268
    Related income taxes                                                                                 (907)
Supplemental pro forma income
before
   extraordinary item, after
   contractual reduction to
   be made in officers'
   salaries/6/                                                                                         $8,142
                                                                                                   ==========
Supplemental pro forma income
before
   extraordinary item, per
   share after contractual
   reduction to be made in
   officers' salaries/2,6/                             --              --                               $0.50
                                                                                                   ==========
Weighted average shares of
common
   stock and common stock
   equivalents/2/                              11,331,810           1,698        5,000,000         16,331,810

                     Notes to Unaudited Pro Forma Condensed
                         Combined Financial Statements

Note 1    Basis of Presentation

    The unaudited pro forma condensed combined balance sheet combines United Natural's consolidated condensed balance sheet as of April 30, 1997 and Stow's consolidated condensed balance sheet as of April 25, 1997, giving effect to the Merger as if it had occurred on April 30, 1997. There have been no adjustments for income taxes (as if Stow had not been a Subchapter S corporation) and the contractual change in compensation made in the unaudited pro forma condensed combined balance sheet.

    Except for converting Stow's financial information from the LIFO method of accounting for inventories to the FIFO method and conforming the method of inventory capitalization, no adjustments have been made in these pro forma condensed combined financial statements to conform the accounting policies of the combining companies. The nature and extent of other such adjustments, if any, are not expected to be significant.

    Stow's two-month period ended September 27, 1996 has been included twice in the unaudited pro forma condensed combined statements of operations. Stow's net sales, profit from operations and net income were $31,002,682, $507,382 and $90,643, respectively, for this period. Stow did not pay dividends during this period.

    The calculation of pro forma income per common share uses the weighted average number of common shares outstanding, including common share equivalents, and 38 shares of Stow Common Stock issued in June 1997 in exchange for the partnership interests of Hendrickson Partners, which were owned by the two Principal Stow Stockholders in equal proportions. Stow paid dividends of $10.00 per share in each of 1995 and 1996 and $15.00 per share in 1997.

    The pro forma information is presented for illustrative purposes only and is not necessarily indicative of the operating results or financial position that would have occurred if the Merger had been consummated at the beginning of the earliest period presented, nor is it necessarily indicative of future operating results or the future financial position of United Natural.

Note 2    Pro Forma Number of Shares Outstanding

    The number of shares of United Natural Common Stock that will be issued in the Merger in exchange for the outstanding shares of Stow Common Stock assumes an exchange ratio of 2,880.18 shares of United Natural Common Stock.

    The following table sets forth the pro forma number of shares to be outstanding after completion of the Merger based on the number of shares of United Natural Common Stock outstanding as of June 20, 1997:

Number of shares of Stow common stock outstanding as of June 20, 1997............          1,736
Exchange ratio...................................................................       2,880.18
                                                                                    ------------
Number of shares of United Natural common stock issued in the merger.............      5,000,000
Number of shares of United Natural common stock outstanding as of
June 20, 1997....................................................................     12,378,425
                                                                                    ------------
Number of shares of United Natural common stock outstanding after completion
of the merger....................................................................     17,378,425
                                                                                    ============

Note 3    Inventories and Cost of Sales

    Stow's inventories were increased by $475,000 at April 30, 1997 to reflect United Natural's intention to conform Stow's accounting treatment for inventories (LIFO) to that of United Natural's (FIFO) and to standardize the methods of inventory capitalization. The tax effect of the change is reflected in deferred income tax liability.

    Stow's cost of sales has been decreased by $454,000, $319,000, $33,000 and $30,000 for the fiscal years ended October 31, 1994 and 1995 and the nine months ended July 31, 1996 and April 30, 1997, respectively.

Note 4    Contribution of Demand Promissory Notes to Capital

    All demand promissory notes of Stow to its stockholders, together with unpaid accrued interest thereon, are being contributed to the capital of Stow in accordance with the provisions of the Merger Agreement.

Note 5    S Corporation Status of Stow

    Stow has been an S corporation and therefore was not subject to federal corporate income taxes. The unaudited pro forma condensed combined statements of operations give effect principally to federal income taxes as though Stow had been subject to federal income taxes for all periods presented. The combined federal and state tax rate utilized for all periods presented is approximately 40%.

Note 6    Contractual Reduction in Officers' Salaries

    Represents adjustment of officers' salaries based on a proposed employment contract with one of the stockholders who will remain with the combined enterprise. The stockholder's duties and responsibilities will not be diminished with the result that other costs will be incurred that offset the pro forma adjustment to compensation expense. These adjustments have been reflected for the most recent year and interim period as this information is necessary for investors to realistically assess the impact of the combination.

Note 7    Common Stock

    Common Stock was increased by approximately $50,000 to record the United Natural Common Stock that will be issued in the Merger and was decreased by approximately $2,000 to record the retirement of the Stow Common Stock.

    In addition, the retained earnings of Stow, an S corporation, have been reclassified as additional paid-in capital.

Note 8    Costs of Merger

    It is estimated that Merger-related fees and expenses, consisting primarily of transaction costs for fees of investment bankers, attorneys and accountants, will be approximately $3 million. The impact of these fees and expenses are not reflected in the pro forma combined financial data.